Exhibit 99(a)(1)(B)

FS Investments Client Services Toll-Free (877) 628-8575 Fax (844) 871-9770
LETTER OF TRANSMITTAL
Offer to Purchase dated NOVEMBER 19, 2018

IF YOU WISH TO RETAIN YOUR SHARES, PLEASE DISREGARD THIS
LETTER OF TRANSMITTAL.

This is the Letter of Transmittal for the Share Repurchase Program for the quarter ended September 30, 2018, pursuant to the Offer to Purchase dated November 19, 2018 (the “Offer to Purchase”) relating to the purchase by Corporate Capital Trust II (the “Company”) of up to 315,181 shares of its issued and outstanding common shares of beneficial ownership, par value $0.001 per share (the “Shares”), for cash, at a price equal to $9.14 per Share (the “Purchase Price”).

THE OFFER WILL EXPIRE AT 4:00 P.M., EASTERN TIME, ON
 DECEMBER 27, 2018, (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED

Any questions concerning the Offer or this Letter of Transmittal may be directed to the following address:

For delivery by regular mail:	For delivery by registered, certified or express mail, by overnight courier or by personal delivery:

Corporate Capital Trust II c/o DST Systems, Inc. P.O. Box 219984 Kansas City, Missouri 64121-9984	Corporate Capital Trust II c/o DST Systems, Inc. 430 W. 7th Street, Ste. 219984 Kansas City, Missouri 64105-1407

Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to the Company.

INSTRUCTIONS: The Offer to Purchase and this entire Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed by signing page 5.

Terms and conditions of this Letter of Transmittal

1.   Signatures. The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Company the number of Shares specified on page 3 for purchase by the Company at a price equal to $9.14 per Share, in cash, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer”).

2.   Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares to be tendered, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the stock ledger maintained in book-entry form by DST Systems, Inc., the Company’s transfer agent.

(b) If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares listed, such person must so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.

3.   Appointment of Attorney-in-fact. Subject to, and effective upon, acceptance for payment of, or payment for, Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the Signatory hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer, and hereby irrevocably constitutes and appoints DST Systems, Inc. as attorney-in-fact of the Signatory with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions set forth in the Offer.

4.   Tax Withholding. To prevent the potential imposition of U.S. federal backup withholding tax on the gross payments made pursuant to the Offer, prior to receiving such payments, each Shareholder accepting the Offer who has not previously submitted to the Company a correct, completed and signed Internal Revenue Service (“IRS”) Form W-9 (“Form W-9”) or substituted Form W-9 (included with the original subscription) (for U.S. Shareholders) or IRS Form W-8BEN (“Form W-8BEN”), IRS Form W-8IMY (“Form W-8IMY”), IRS Form W-8ECI (“Form W-8ECI”), or other applicable form (for Non-U.S. Shareholders), or otherwise established an exemption from such withholding, must submit the appropriate form to the Company. A Shareholder should consult his or her tax advisor as to his or her qualification for exemption from the backup withholding requirements and the procedure for obtaining an exemption.

5.   Delivery of Letter of Transmittal. This Letter of Transmittal, properly completed and duly executed, should be sent by mail or courier or delivered by hand to the Company in each case at the address set forth on the front page of this Letter of Transmittal, in order to make an effective tender. A properly completed and duly executed Letter of Transmittal must be received by the Company at the address set forth on the front page of this Letter of Transmittal by 4:00 p.m., Eastern Time, on December 27, 2018, unless the Offer is extended. The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Company pursuant to the Offer to Purchase in all cases only after receipt by the Company of a properly completed and duly executed Letter of Transmittal.

The method of delivery of all documents is at the option and risk of the Signatory and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer.

IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S) MUST BE RECEIVED BY THE COMPANY PRIOR TO THE EXPIRATION OF THE OFFER.

6.   Determinations of Validity. All questions as to the form of documents and the validity of Shares will be resolved by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Company, be unlawful. The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares, provided that any such waiver shall apply to all tenders of Shares.

The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer, this tender is irrevocable.

FS/KKR ADVISOR, LLC, AS ADMINISTRATOR FOR THE COMPANY, WILL NOT BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND WILL NOT INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

7.   Cost Basis. The Company has elected the first-in, first-out (FIFO) method as the default for calculating cost basis for covered shares as defined in the Company’s offering documents. If you wish to change your cost basis method, please contact the Company at 877-628-8575 or your custodian, if applicable.

8.   Payment. The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Company will be made as promptly as practicable by the Company following the conclusion of the Offer and that in no event will the Signatory receive any interest on the Purchase Price or any distributions declared for record dates that occur after the date the Company accepts the Signatory’s shares for repurchase.

9.   The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

10.   Distribution Reinvestment (Only applicable to Distribution Reinvestment Plan participants) If the Signatory participates in the Company’s distribution reinvestment plan, the Signatory will continue to participate in the distribution reinvestment plan unless the Company is otherwise notified by the Signatory by contacting the Company at 877-628-8575 to obtain a copy of the Account Maintenance Form. Notwithstanding the foregoing, if the Signatory tenders all of their Shares in the Offer (whether or not the Company accepts all such Shares for payment pursuant to the Offer), the Signatory’s participation in the distribution reinvestment plan will automatically cease with respect to distributions scheduled to be paid after the Expiration Date.

FS Investments Client Services Toll-Free (877) 628-8575 Fax (844) 871-9770

LETTER OF TRANSMITTAL
Pursuant to the Offer to Purchase Dated November 19, 2018

One:	Investor Information (print)
Name of Investor/Trustee		Social Security or Tax ID Number

Name of Co-Investor/Trustee (if applicable)		Social Security or Tax ID Number

Address

City	State	Zip Code

Telephone No.		Account Number

☐ Individual ☐ Joint ☐ IRA ☐ Trust ☐ Other _________________________
Two:	Share Repurchase Request (select one option)
Number of Shares you are submitting for repurchase at $9.14 per Share:
☐ All Shares of Investor as of December 27, 2018 the expiration date of the Offer, or
☐ Other number of Shares
NOTE:	If the aggregate amount of Shares tendered for repurchase exceeds the number of Shares the Company seeks to repurchase, the Company will repurchase Shares on a pro rata basis. An investor with no Shares outstanding after the completion of this Offer will receive any accrued distributions as a separate cash distribution.
Three:	Remittance Information (Select one option, if applicable)
If no option is selected, all proceeds from tenders processed for custodial accounts will be remitted to the custodian and all proceeds from tenders processed for non-custodial accounts will be remitted in the same manner as non-reinvested dividends. If no option is selected and dividends are currently reinvested, all proceeds will be sent to the address of record for the owner(s).

All proceeds from tenders for brokerage or custodial accounts will be remitted to the shareholder’s brokerage account regardless of the option selected below.
☐ Remit payment in the name of the owner(s) to the address of the owner(s) or custodian of record, as applicable, on record with the Company.

☐   Remit payment in the name of the owner(s) directly to the bank account of record. If no such bank account information is on record with the Company, payment will be remitted in the name of the owner(s) to the address of record for the owner(s).

☐   Remit payment in the name of following account holder and to the following bank account via ACH (signature guarantee required in Section Four). If no signature guarantee is provided in Section Four, payment will be remitted in the name of the owner(s) to the address of record for the owner(s).

Bank Name
Bank Routing No.
Bank Account No.
Bank Account Holder Name

Four:	Authorized Signatures (all registered holders must sign)

The Signatory authorizes and instructs the Company to make a cash payment (payable by check or wire (transfer) of the Purchase Price for Shares accepted for purchase by the Company, without interest thereon and less any applicable withholding taxes, to which the Signatory is entitled in accordance with the instructions in Section Three “Remittance Information” above. By executing this Letter of Transmittal, the Signatory hereby delivers to the Company in connection with the Offer to Purchase the number of Shares indicated in Section Two“Share Repurchase Request” above.

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Letter of Transmittal, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Letter of Transmittal. By executing this Letter of Transmittal, the undersigned hereby delivers to the Company for repurchase the number of Shares indicated above.

Name and Title		Name and Title

Signature	Date	Signature	Date

Custodian authorization (Required for custodial accounts)

Signature Guarantee:*
The undersigned hereby guarantees the signature of the registered holder, or, if no registered holder is provided, the beneficial owner which appears above on this Letter of Transmittal.
Institution Issuing Guarantee:
Name
Address
(street)

(city, state, zip)
Authorized Signature:
Name
Title	Date

*Signature Guarantee to be completed only if required by Section Three “Remittance Information.”